As filed with the Securities and Exchange Commission on August 17, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

THE GABELLI HEALTHCARE & WELLNESSRx TRUST
(Exact Name of Registrant as Specified in its Declaration of Trust)

Delaware	87-0802328
(State of Organization)	(I.R.S. Employer Identification No.)
One Corporate Center
Rye, New York 10580-1422
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

[ ]% Series A Cumulative Preferred Shares	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-166168
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
The section captioned “Terms of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-166168), as filed with the Securities and Exchange Commission on August 17, 2010, is incorporated herein by reference. The section captioned “Terms of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement that will be subsequently filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-166168), is also incorporated herein by reference.
Item 2. Exhibits
The following exhibits have been filed with the Securities and Exchange Commission:
(1)	Form of Registrant’s Specimen Preferred Share Certificate (1)

(2)	Amended Agreement and Declaration of Trust of Registrant (2)

(3)	Statement of Preferences of [ ]% Series A Cumulative Preferred Shares (1)

(1)	Filed herewith.

(2)	Incorporated by reference to EX-99.1 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (File Nos. 333-140966 and 811-22021), as filed with the Securities and Exchange Commission on April 16, 2007.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI HEALTHCARE & WELLNESSRx TRUST
(Registrant)
Date: August 17, 2010	By:	/s/ Bruce N. Alpert
		Name:	Bruce N. Alpert
		Title:	Acting Treasurer and Principal Financial Officer